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                                                                    Exhibit 99.2

FOR IMMEDIATE RELEASE

Investor Contact
Terry McGovern
510-450-7322
tmcgovern@northpoint.net
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Media Contact
Marvin Wamble
510-450-7432
mwamble@northpoint.net
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                NorthPoint Communications Delisted from NASDAQ

EMERYVILLE, CA, February 8, 2001--NorthPoint Communications (NASDAQ:NPNTQ) announced today that it will be delisted from the NASDAQ Stock Market, effective at the close of business Feb. 7, 2001.

In a recent correspondence, NASDAQ expressed concerns about NorthPoint Communications' ability to sustain compliance with its listing requirement. NorthPoint's stock has been halted since it filed for protection under Chapter 11 of the U.S. Bankruptcy Code on Jan. 16, 2001.

NorthPoint Communications said it would immediately make application to The OTC Bulletin Board for trading. In the event that the application is not immediately accepted, the company will pursue trading opportunities on the Pink Sheets.

ABOUT NORTHPOINT COMMUNICATIONS

NorthPoint Communications Group, Inc. is one of the leading DSL services providers in the U.S. The company currently operates DSL-based local networks in 109 U.S. metropolitan statistical areas (MSAs). For additional information, visit www.northpoint.net (http://www.northpoint.net).

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts may be deemed to contain forward-looking statements. Such statements are indicated by words or phrases such as "anticipate," "estimate," "projects," "believes," "intends," "expects" and similar words and phrases. Actual results may differ materially from those expressed or implied in any forward-looking statement as a result of certain risks and uncertainties. Some of these risks and uncertainties include, without limitation: NorthPoint's ability to raise additional capital, NorthPoint's dependence on strategic third parties to market and resell its services, intense competition for NorthPoint's service offerings, dependence on growth in demand for DSL-based services and other economic, business, competitive and/or regulatory risks and uncertainties detailed in the company's Securities and Exchange Commission filings. Prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any of the forward-looking statements contained herein to reflect future events or developments.